Calculation of Filing Fee Tables
S-4
Bio Green Med Solution, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	common stock, par value $0.001 per share	Other	3,000,000,000		$ 6,100,218.00	0.0001381	$ 842.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,100,218.00		$ 842.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 842.44
Offering Note
[1]	Represents the maximum number of shares of Common Stock, par value $0.001 per share ("Parent Common Stock"), of Bio Green Med Solution, Inc. (the "Registrant"), issuable to the selling shareholders of Future NRG Sdn. Bhd. ("Future NRG") pursuant to the Transaction contemplated by the Business Combination Agreement, dated as of June 4, 2026, by and among the Registrant, Future NRG and all of the shareholders of Future NRG. Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"). As Future NRG is a private company, there is no market for its securities, therefore, the proposed maximum aggregate offering price per share was calculated based on the book value as of June 4, 2026 of the Future NRG Ordinary Shares that will be exchanged in the Transaction, which amount equals $6,100,218. The registration fee is determined in accordance with Section 6(b) of the Securities Act and calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date